Exhibit 99.2

Information Relating to Part II.

Item 14.—Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of 3,000 shares of common stock of Domino’s Pizza, Inc. pursuant to the Piece of the Pie Program and registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-214890) filed on December 2, 2016, other than any brokerage fees or commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$60
Printing and engraving expenses	2,500
Blue sky fees and expenses	1,000
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Transfer Agent and Registrar fees	1,000
Miscellaneous	440

Total	$65,000